UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2022

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad St., Philadelphia, PA	19112-1495
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.0001 per share	URBN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below in Item 5.07, on June 7, 2022, the shareholders of Urban Outfitters, Inc. (the “Company”) approved the Amended and Restated Urban Outfitters 2017 Stock Incentive Plan (the “Amended 2017 Plan”), which was approved by the Company’s board of directors on March 25, 2022. The Amended 2017 Plan amends and restates the Urban Outfitters 2017 Stock Incentive Plan (the “2017 Plan”), originally approved by the Company’s shareholders on May 23, 2017. The Amended 2017 Plan (i) establishes minimum vesting and performance periods for all awards (subject to some limited exceptions); (ii) eliminates Administrator discretion to accelerate vesting of time-based awards; (iii) provides that cash dividends on restricted stock will be paid upon vesting; (iv) provides for double-trigger vesting upon a change of control, and (v) eliminates certain requirements, on a going forward basis, related to performance-based compensation to reflect the changes to Section 162(m) of the Internal Revenue Code in light of the Tax Cuts and Jobs Act, enacted on December 22, 2017.

The number of shares available under the Amended 2017 Plan (6,096,720) is limited to the shares not issued or subject to awards granted under the 2017 Plan as of March 25, 2022. Any shares that cease to be subject to awards under the 2017 Plan as a result of forfeiture will be made available under the Amended 2017 Plan. The term of the Amended 2017 Plan has not been extended and will expire (as originally intended) on December 11, 2026. The Company also adopted a clawback/recoupment policy in 2021, with awards granted under the Amended 2017 Plan subject to this policy.

The Amended 2017 Plan is described in detail in Proposal 3 in the Company’s proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 1, 2022 (the “2022 Proxy Statement”). The descriptions of the Amended 2017 Plan contained herein and in the 2022 Proxy Statement are qualified in their entirety by reference to the full text of the Amended 2017 Plan, a copy of which is filed as Annex A to the 2022 Proxy Statement.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 7, 2022, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders (i) elected each of the Company’s ten nominees for director to serve a term expiring at the Annual Meeting of Shareholders in 2023, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2023, (iii) approved the Amended and Restated Urban Outfitters 2017 Stock Incentive Plan, (iv) approved, in an advisory, non-binding vote, the compensation of the Company’s named executive officers, and (v) voted against the shareholder proposal regarding a supply chain report. The results of the voting on the proposals presented at the Annual Meeting were as follows:

1. Proposal No. 1: Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Vote
Edward N. Antoian	81,062,497	693,852	55,504	5,600,563
Kelly Campbell	81,180,843	575,406	55,604	5,600,563
Harry S. Cherken, Jr.	77,046,919	4,708,116	56,818	5,600,563
Mary C. Egan	81,729,061	27,393	55,399	5,600,563
Margaret A. Hayne	79,144,426	2,612,696	54,731	5,600,563
Richard A. Hayne	81,102,022	653,479	56,352	5,600,563
Amin N. Maredia	81,446,040	309,798	56,015	5,600,563
Wesley S. McDonald	81,439,516	315,502	56,835	5,600,563
Todd R. Morgenfeld	81,423,494	331,721	56,638	5,600,563
John C. Mulliken	81,286,708	468,532	56,613	5,600,563

2. Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal Year 2023.

For	Against	Abstain	Broker Non-Vote
87,203,901	141,287	67,228	0

3. Proposal No. 3: Approval of the Amended and Restated Urban Outfitters 2017 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Vote
80,337,681	1,420,296	53,876	5,600,563

4. Proposal No. 4: Advisory, non-binding vote to approve executive compensation.

For	Against	Abstain	Broker Non-Vote
81,203,671	548,016	60,166	5,600,563

4. Proposal No. 5: Shareholder proposal regarding a supply chain report.

For	Against	Abstain	Broker Non-Vote
12,689,533	66,406,647	2,715,673	5,600,563

Item 8.01.	Other Events.

Board Committees

Following the Annual Meeting, the Company’s Board of Directors (the “Board”) elected Mr. Mulliken as Chair of its Nominating and Governance Committee to replace the vacancy created as a result of a Board member not standing for reelection. The following table reflects the new Board positions:

	Edward N. Antoian	Kelly Campbell	Harry S. Cherken, Jr.	Mary C. Egan	Margaret A. Hayne	Richard A. Hayne	Amin N. Maredia	Wesley McDonald	Todd R. Morgenfeld	John C. Mulliken
Chairman of the Board						X
Lead Independent Director	X
Committee Memberships
Audit	X							Chair	X
Compensation and Leadership Development		X					X	X	Chair
Nominating and Governance				X			X			Chair

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: June 13, 2022	By:	/s/ Melanie Marein-Efron
Melanie Marein-Efron
Chief Financial Officer